Exhibit 10.17

NOTE CONVERSION AGREEMENT

This NOTE CONVERSION AGREEMENT (the “Agreement”) is made as of December 4, 2014, by and between MultiVir, Inc., a Delaware corporation (the “Company”), and Pope Investments II, LLC (the “Investor”).

WHEREAS, the Investor was issued from the Company the promissory notes set forth in Schedule 1 hereto (the “Notes”);

WHEREAS, the Company and the Investor now desire to convert all of the outstanding principal of the Notes into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the conversion prices set forth on Schedule 1 hereto; and

WHEREAS, the Company and the Investor have agreed to cancel and extinguish any and all accrued and unpaid interest on the Notes.

NOW, THEREFORE, in exchange for the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

Conversion of Notes

1.1 Conversion of Notes. Subject to the terms and conditions of this Agreement, Investor hereby agrees to convert the outstanding aggregate principal amount, together with all accrued and unpaid interest through October 15, 2014, under the Notes into, and the Company agrees to sell and issue to the Investor, an aggregate of 5,285,596 shares of Common Stock (the “Shares”) at the conversion prices set forth on Schedule 1 hereto. Upon such conversion, the Company shall be forever released from all its obligations and liabilities under the Notes, including any and all accrued and unpaid interest on the Notes subsequent to October 15, 2014. This Agreement constitutes an amendment to the outstanding Notes and shall supersede all terms of the Notes that are inconsistent with the terms of this Agreement. Investor shall deliver the original Notes (or a notice to the effect that the original Notes have been lost, stolen or destroyed and an agreement acceptable to the Company whereby the Investor agrees to indemnify the Company from any loss incurred by it in connection with such Notes); provided, however, that upon the execution of this Agreement, the Notes shall be deemed converted and of no further force and effect, whether or not such Notes are delivered for cancellation as set forth above.

1.2 Waiver of Notice. The Investor hereby waives any required notice to be provided by the Company under the Notes in connection with the consummation of the transactions contemplated under this Agreement.

ARTICLE 2

Representations, Warranties and Covenants of the Investor

Investor hereby represents, warrants and covenants to the Company with respect to the purchase of the Shares as follows:

2.1 Binding Obligation; Authority. Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

2.2 Investment Intent. Investor is purchasing the Shares for investment for the Investor’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Investor’s investment intent as expressed herein. In this regard, Investor understands that, in view of the Securities and Exchange Commission (“Commission”), the statutory basis for such exemption may not be present if the Investor’s representations meant that the Investor’s present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

2.3 Restricted Securities. Investor further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Investor further acknowledges and understands that the Company is under no obligation to register the Shares. Investor understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company. Investor is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions.

2.4 Accredited Investor; Experience. Investor is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Investor is capable of bearing a complete loss of its investment in the Company.

2.5 Access to Information. Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Shares.

2.6 Tax Liability. Investor has reviewed with its own tax advisors the federal, state and local tax consequences of this investment and the transactions contemplated by this Agreement. Investor has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Investor acknowledges that the Company has no obligation in regard to the future conduct of its business, to act or refrain from acting in any manner, regardless of the loss of any tax benefit to the Investor in connection with the purchase, ownership, or sale of the Shares, which may result from such action or inaction.

2.7 Investor Counsel. Investor acknowledges that it has had the opportunity to review this Agreement, the exhibits and schedules attached hereto and the transactions contemplated hereby with its own legal counsel. Investor is relying solely on such counsel and not on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated hereby.

2.8 Legends

(a) Securities Legend. It is understood that each certificate representing the Shares and any securities issued in respect thereof or exchange therefor shall bear the legend below in substantially the following form (in addition to any legend required under applicable state securities laws):

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 (OR SUCH SIMILAR RULE) OF SUCH ACT.”

(b) Market Stand-off Legend. It is understood each certificate representing the Shares and any securities issued in respect thereof or exchange therefor shall bear the legend below in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN THE NOTE CONVERSION AGREEMENT PURSUANT TO WHICH THESE SHARES WERE ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.”

2.9 Market Stand-off Agreement. Investor hereby agrees that such Investor shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any common stock (or other securities) of the Company held by the Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that: (i) such agreement shall apply only to the Company’s firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock and (ii) all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this section shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the legend set forth in Section 2.8(b) with respect to the shares of common stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other) period.

ARTICLE 3

Representations and Warranties of the Company

The Company hereby represents and warrants to each Investor with respect to the purchase of the Shares as follows:

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and proposed to be conducted.

3.2 Corporate Power. The Company has all requisite legal and corporate power to enter into, execute and deliver this Agreement. This Agreement will be, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

3.3 Authorization.

(a) Corporate Action. All corporate and legal action on the part of the Company, its officers, directors and stockholders necessary for the execution and delivery of this Agreement, the sale and issuance of the Shares, and performance of the Company’s obligations hereunder have been taken.

(b) Valid Issuance. The Shares issued upon conversion of the Notes, when issued in compliance with the provisions of this Agreement will be validly issued and will be free of any liens or encumbrances, provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws and as may be required by future changes in such laws.

ARTICLE 4

Miscellaneous

4.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or any other state.

4.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of the Investor to purchase the Shares shall not be assignable without the prior written consent of the Company.

4.3 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Investor or permitted transferees of the Investor.

4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

4.5 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[Signature page to follow]

The foregoing Agreement is hereby executed as of the date first above written.

MULTIVIR, INC.
a Delaware corporation

/s/ Robert E. Sobol
Robert E. Sobol
Chief Executive Officer

The foregoing Agreement is hereby executed as of the date first above written.

INVESTOR:

POPE INVESTMENTS II, LLC

By:	Pope Asset Management LLC

By:	/s/ William Wells
Managing Member

[Signature Page to Note Conversion Agreement]

SCHEDULE 1

Notes

Summary of Promissory Notes due to Pope Investments II, LLC

Date	Interest Rate	Amount	Due Date	$/Share	Shares
11/30/09	1%	$1,144,133.92	Due on demand	$0.51	2,265,284
01/29/10	1%	$28,343.00	Due on demand	$0.51	56,117
03/02/10	1%	$42,687.00	Due on demand	$0.51	84,516
03/31/10	1%	$36,227.50	Due on demand	$0.51	71,727
05/10/10	0%	$43,620.86	Due on demand	$0.51	86,365
07/02/10	0%	$95,008.36	Due on demand	$0.51	188,108
08/18/10	1%	$44,776.88	Due on demand	$0.51	88,654
09/07/10	1%	$30,500.00	Due on demand	$0.51	60,387
10/08/10	1%	$26,833.70	Due on demand	$0.51	53,128
11/19/10	0%	$25,000.00	Due on demand	$0.51	49,498
11/24/10	0%	$25,809.70	Due on demand	$0.51	51,101
12/22/10	1%	$27,500.00	Due on demand	$0.51	54,448

02/11/11	0%	$6,000.00	Due on demand	$0.80	7,500
05/04/11	0%	$100,000.00	Due on demand	$0.80	125,000
05/24/11	0%	$20,000.00	Due on demand	$0.80	25,000
06/10/11	0%	$54,148.43	Due on demand	$0.80	67,686
07/06/11	0%	$42,694.53	Due on demand	$0.80	53,368
07/15/11	0%	$70,121.60	Due on demand	$0.80	87,652
08/04/11	0%	$53,539.03	Due on demand	$0.80	66,924
09/14/11	0%	$64,037.14	Due on demand	$0.80	80,046
10/17/11	0%	$41,875.00	Due on demand	$0.80	52,344
11/07/11	0%	$40,500.00	Due on demand	$0.80	50,625
12/05/11	0%	$134,162.00	Due on demand	$0.80	167,703

01/12/12	0%	$85,474.85	Due on demand	$1.00	85,475
02/22/12	0%	$56,526.55	Due on demand	$1.00	56,527
03/22/12	0%	$54,455.32	Due on demand	$1.00	54,455
04/18/12	0%	$39,830.00	Due on demand	$1.00	39,830
05/11/12	0%	$90,768.33	Due on demand	$1.00	90,768
06/12/12	0%	$54,926.12	Due on demand	$1.00	54,926
07/13/12	0%	$63,809.64	Due on demand	$1.00	63,810
08/29/12	0%	$66,970.17	Due on demand	$1.00	66,970
09/29/12	0%	$60,423.17	Due on demand	$1.00	60,423
10/24/12	0%	$51,324.36	Due on demand	$1.00	51,324
11/09/12	0%	$44,267.41	Due on demand	$1.00	44,267
12/19/12	0%	$52,996.05	Due on demand	$1.00	52,996

01/22/13	0%	$56,164.63	Due on demand	$3.34	16,816
01/30/13	0%	$36,115.36	Due on demand	$3.34	10,813
02/13/13	0%	$49,517.38	Due on demand	$3.34	14,826
03/06/13	0%	$55,883.11	Due on demand	$3.34	16,731
04/12/13	0%	$41,039.51	Due on demand	$3.34	12,287
05/23/13	0%	$45,795.29	Due on demand	$3.34	13,711
06/17/13	0%	$67,850.86	Due on demand	$3.34	20,315
07/08/13	0%	$71,198.67	Due on demand	$3.34	21,317
08/07/13	0%	$54,498.99	Due on demand	$3.34	16,317
09/06/13	0%	$80,129.44	Due on demand	$3.34	23,991
10/04/13	0%	$128,162.94	Due on demand	$3.34	38,372
11/22/13	0%	$148,273.86	Due on demand	$3.34	44,393
01/15/14	0%	$128,663.97	Due on demand	$3.34	38,522
03/03/14	0%	$176,566.55	Due on demand	$3.34	52,864
04/15/14	0%	$174,772.24	Due on demand	$4.68	37,344
05/12/14	0%	$123,309.09	Due on demand	$4.68	26,348
06/09/14	0%	$118,634.84	Due on demand	$4.68	25,349
07/11/14	0%	$187,474.82	Due on demand	$4.68	40,059
08/15/14	0%	$116,662.88	Due on demand	$4.68	24,928
09/30/14	0%	$210,775.27	Due on demand	$4.68	45,037
10/15/14	0%	$190,993.49	Due on demand	$4.68	40,811
11/26/14	0%	$353,115.98	Due on demand	$4.68	75,452
Interest @ 10/15	n/a	$65,698.52		$4.68	14,038

Total		$5,600,588.31			5,285,596